UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 22, 2023

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02	Unregistered Sales of Equity Securities.

On February 22, 2023, Albertsons Companies, Inc. (the "Company") received notices from funds affiliated with HPS Investment Partners, LLC (“HPS”) to convert shares of the Company's Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock") into shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"). Each share of Preferred Stock is convertible at a rate of 58.064 shares of the Company's Common Stock (with cash delivered in lieu of any fractional shares of Common Stock). The Company issued 33,909,373 shares of Common Stock to such holders of Preferred Stock. Including the shares of Common Stock as reported herein, the Company has issued, in the aggregate, approximately 98,708,702 shares of Common Stock to holders of Preferred Stock as of the filing date of this Current Report. The shares of Common Stock were issued in exchange for Preferred Stock in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), under Section 3(a)(9) of the Act. Following this issuance HPS no longer owns any shares of Preferred Stock and only 50,000 shares of Preferred Stock remain outstanding.

Item 8.01	Other Events.

As reported on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2022, entities affiliated with the Company’s five largest stockholders, Cerberus Capital Management, L.P., Schottenstein Stores Corp., Lubert-Adler Partners, Kimco Realty Corporation and Klaff Realty, L.P., (each a “Sponsor”) entered into lock-up agreements on October 13, 2022, each substantially similar in form and substance (the “Lock-Up Agreements”) pursuant to which each Sponsor, subject to certain exceptions, agreed to restrictions on its ability to sell or transfer shares of the Company’s Common Stock that it owns through the earliest of (i) the valid termination of the agreement and plan of merger, dated October 13, 2022, by and among the Company, The Kroger Co. and Kettle Merger Sub, Inc. (the “Merger Agreement”), (ii) HPS and its affiliates having beneficial ownership of fewer than 500 shares of Preferred Stock, (iii) 120 days after the date of filing of the Company Information Statement (as defined in the Merger Agreement) in definitive form with the SEC, plus, if applicable, the Early Filing Period (as defined in the Lock-Up Agreements) and (iv) 210 days after the date of the Merger Agreement (the “Lock-Up Period”).

Furthermore, as reported on a Form 8-K filed with the SEC on October 17, 2022, on October 13, 2022, the Company and HPS entered into a short-term lock-up agreement (the “Preferred Stock Lock-Up Agreement”). Pursuant to the Preferred Stock Lock-Up Agreement, HPS agreed to restrictions on its ability to sell or transfer shares of the Company’s Preferred Stock and Common Stock during the 30 days prior to (i) 120 days after the date of filing of the Company Information Statement (as defined in the Merger Agreement) in definitive form with the SEC, plus, if applicable, the Early Filing Period (as defined in the Lock-Up Agreements) and (ii) 210 days after the date of the Merger Agreement.

On February 24, 2023, in connection with HPS’ conversion of 584,000 shares of Preferred Stock and the Company’s issuance of 33,909,373 shares of Common Stock as reported in Item 3.02 above, HPS no longer owns any shares of Preferred Stock. As a result, the Lock-Up Agreements and the Preferred Stock Lock-Up Agreement expired by their respective terms without any action of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

February 24, 2023	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, General Counsel and Secretary